FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RenaissanceRe Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Bermuda (State of incorporation or organization)	98-0141974 (I.R.S. Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each Representing a 1/1,000th Interest in a 4.20% Series G Preference Share, par value $1.00 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-231720

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a 4.20% Series G Preference Share, par value $1.00 per share and liquidation preference $25,000 per share (the “Preference Shares”), of RenaissanceRe Holdings Ltd. (the “Registrant”). The descriptions of the terms of the Depositary Shares and the underlying Preference Shares of the Registrant are incorporated herein by reference to the Registrant’s Prospectus (including the Prospectus Supplement thereto) relating to the offering of the Preference Shares, dated July 7, 2021, which Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-231720), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 23, 2019 and automatically effective on the date thereof, as amended by Post-Effective Amendment No. 1 filed by the Registrant with the SEC on June 2, 2020, as further amended by Post-Effective Amendment No. 2 filed by the Registrant with the SEC on August 6, 2020. Reference is made specifically to the section in the Prospectus captioned “Description of Our Capital Shares” and to the sections in the Prospectus Supplement captioned “Description of the Depositary Shares” and “Description of Series G Preference Shares.”

Item 2. Exhibits.

3.1	Memorandum of Association. (P) (1)

3.2	Amended and Restated Bye-Laws. (2)

4.1	Form of Share Certificate Evidencing the 4.20% Series G Preference Shares.

4.2	Certificate of Designation, Preferences and Rights of 4.20% Series G Preference Shares.

4.3	Deposit Agreement, dated July 12, 2021, by and among RenaissanceRe Holdings Ltd., Computershare Trust Company, N.A. and Computershare Inc.

4.4	Form of Depositary Receipt.

(1)	Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-70008) which was declared effective by the SEC on July 26, 1995.
(2)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended June 30, 2002 of the Registrant which was filed with the SEC on August 14, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Shannon Lowry Bender
Shannon Lowry Bender
Senior Vice President, Group General Counsel and Corporate Secretary

Date: July 12, 2021